UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2014, we entered into the Second Amendment to Credit Agreement among us, JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”) and the banking institutions listed below. The amendment modifies our multi-currency revolving credit agreement, dated August 19, 2011 (as amended by the First Amendment to Credit Agreement dated as of August 22, 2013) (the “Credit Agreement”). We, from time to time, may borrow, repay and re-borrow up to $600 million until the maturity date, at which time our ability to borrow under the Credit Agreement will terminate.

The Credit Agreement was amended to:

(1)	Maturity Date Extended. Extend the maturity date two years from August 19, 2017 to August 19, 2019.

(2)	Banking Institutions and Lending Commitments Amended. Amend the banking institutions and their Commitments as follows:

Banking Institution	Prior Lending Commitment	New Lending Commitment
JPMorgan Chase Bank, N.A.	$80,000,000	$82,500,000
Wells Fargo Bank, N.A.	$80,000,000	$82,500,000
U.S. Bank National Association	$80,000,000	$82,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$55,000,000	$57,500,000
SunTrust Bank	$40,000,000	$45,000,000
Citizens Bank, N.A.	$40,000,000	$40,000,000
PNC Bank, N.A.	$40,000,000	$40,000,000
Toronto Dominion (Texas) LLC	$40,000,000	$40,000,000
Compass Bank	$30,000,000	$40,000,000
Comerica Bank	$30,000,000	$0
BMO Harris Bank, N.A.	$0	$35,000,000
UMB Bank N.A.	$30,000,000	$0
Fifth Third Bank	$30,000,000	$30,000,000
Arvest Bank	$25,000,000	$25,000,000

	$600,000,000	$600,000,000

(3) Definition of Applicable Rate Changed. Reduce the Facility Fee Rate and increase the Fixed Spread (applicable to a Fixed Rate loan) by amending the definition of “Applicable Rate” as follows:

Ratings for Index Debt	Fixed Spread	Facility Fee Rate
>= A+ / A1	from 0.670% to 0.680%	from 0.080% to 0.070%
= A / A2	from 0.775% to 0.795%	from 0.100% to 0.080%
= A- / A3	from 0.875% to 0.900%	from 0.125% to 0.100%
= BBB+ /Baa1	from 0.975% to 1.000%	from 0.150% to 0.125%
<=BBB/Baa2	from 1.050% to 1.075%	from 0.200% to 0.175%

The definition of “Applicable Rate” was also amended to provide if ratings of S&P and Moody’s for our Index Debt (our senior unsecured debt) fall within different ratings categories by more than one level, the Applicable Rate will be based on the level that is one level lower than the highest of such ratings.

(4) Availability of Swingline Loans Increased. Increase the availability of Swingline Loans (which are initially made by JPMorgan for short-term administrative convenience on same day notice) from a dollar equivalent of $50 million to $60 million.

(5) Incremental Term Loan Provision Added. Add a provision for incremental term loans. The terms and conditions of any term loan would be negotiated between us, JPMorgan and the term loan lenders. No banking institution is required to make any portion of a term loan without its consent. The sum of (i) the total lending Commitments, and (ii) the initial principal amount of any term loan, is limited to a maximum of $800 million.

(6) Restriction on Sale of Assets Amended. Amend the covenant that limits the Company’s ability to sell its assets as measured in any trailing four-quarter period. The prior restriction limited the sale, lease, transfer or other disposition of assets (other than products sold in the ordinary course of business and other limited exceptions) in any trailing four-quarter period to 20% of the Company’s consolidated total assets measured as of the most recent year-end. The amendment generally changed the percentage to 25% and the measurement date of the Company’s total consolidated assets to the most recent quarter-end.

Other than credit extended under a term loan (under which the rate of interest will be negotiated between us, JPMorgan and the term loan lenders), we may elect the type of borrowing under the Credit Agreement, which determines the rate of interest to be paid on the outstanding principal balance, as follows:

(A)	ABR Borrowing. Under an ABR loan, we will pay interest at the Alternate Base Rate, which is the greatest of (a) the prime rate publicly announced by JPMorgan; (b) the weighted average rate on overnight Federal funds transactions, plus 1/2 of 1%; or (c) the rate appearing on Reuters screen LIBOR01 or LIBOR02 (for the available currency and interest period chosen for the loan by us) multiplied by a fraction (the numerator being 1, and the denominator being 1 minus the aggregate of the maximum reserve percentage to which JPMorgan is subject for Eurocurrency funding) plus 1%.

(B)	Fixed Rate Borrowing. Under a Fixed Rate loan, we will pay interest at (a) a fixed rate published on a designated reference page of the Reuters screen (for the available currency and interest period chosen for the loan by us) equal to the rate published for deposits denominated in such currency with a maturity comparable to such interest period (except for loans denominated in Mexican Pesos, British Pound Sterling or Canadian Dollars, in which case the Fixed Rate for borrowing is specified in the definition of “Fixed Rate”), plus (b) the Fixed Spread percentage (based on S&P and Moody’s ratings of our senior unsecured debt).

(C)	Dollar Swingline Loans. Under a dollar Swingline loan (which is initially made by JPMorgan for short-term administrative convenience on same day notice) we will pay interest at a rate equal to the weighted average rate on overnight Federal funds transactions, plus 1.5%.

(D)	Competitive Loans. Under a Competitive loan, we will pay interest at a rate equal to a competitive variable or fixed rate accepted by us.

Other than credit extended under a term loan, we are required to (i) periodically pay accrued interest on any outstanding principal balance under the Credit Agreement at different time intervals based upon the elected interest rate and the elected interest period, and (i) pay the outstanding principal upon the maturity date. If credit is extended under a term loan, the principal and interest will be payable upon the terms and conditions negotiated between us, JPMorgan and the term loan lenders.

We may also terminate or reduce the lending Commitments under the Credit Agreement, in whole or in part, upon three business day’s notice. Our ability to borrow under the Credit Agreement is reduced by the amount of outstanding letters of credit issued pursuant to the Credit Agreement. The amount of letters of credit is limited to $250 million. As of the date hereof, there are no letters of credit outstanding under the Credit Agreement.

The Credit Agreement is unsecured, but contains restrictive covenants which, among other things, limit (i) our total indebtedness to 60% of our total capital (each as defined in the Credit Agreement), (ii) the amount of secured debt to 15% of consolidated total assets, and (iii) the amount of assets sold, transferred or leased (other than products sold in the ordinary course and other limited exceptions) in any trailing four quarter period to 25% of consolidated total assets of the Company as of the most recent quarter-end.

Subject to certain customary cure periods, the Credit Agreement provides that if we breach any representation or warranty, do not comply with any covenant, fail to pay principal, interest or fees in a timely manner, or if any Event of Default (as defined in the Credit Agreement) otherwise occurs, then the Credit Agreement may be terminated. Upon termination, all outstanding indebtedness under the Credit Agreement will accelerate.

The Credit Agreement acts as support for the marketability of our $600 million commercial paper program. As of June 30, 2014, the Company had $258 million of commercial paper outstanding. There are currently no borrowings under the Credit Agreement. Although we do not currently anticipate borrowing directly under the Credit Agreement, we can do so independently from the commercial paper program.

The foregoing is only a summary of certain terms of the Credit Agreement, as amended, and is qualified in its entirety by reference to: (a) the Credit Agreement, dated August 19, 2011 among us, JPMorgan, as administrative agent, and the participating banking institutions named therein, which was filed August 19, 2011 as Exhibit 10.1 to our Form 8-K and is incorporated herein by reference; (b) the First Amendment to Credit Agreement, dated August 22, 2013, which was filed August 26, 2013 as Exhibit 10.2 to our Form 8-K and is incorporated herein by reference; and (c) the Second Amendment to Credit Agreement, dated August 15, 2014, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The listed banks and/or their affiliates have provided, from time to time, and may continue to provide commercial banking and related services, as well as investment banking, financial advisory and other services to us and/or to our affiliates, for which we have paid, and intend to pay, customary fees, and, in some cases, out-of-pocket expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated August 19, 2011 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2	First Amendment to Credit Agreement, dated August 22, 2013, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 26, 2013 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3*	Second Amendment to Credit Agreement, dated August 15, 2014, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the banking institutions named therein.

*	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 19, 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President –
Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated August 19, 2011 among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 19, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.2	First Amendment to Credit Agreement, dated August 22, 2013, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the participating banking institutions named therein, filed August 26, 2013 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

10.3*	Second Amendment to Credit Agreement, dated August 15, 2014, among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and the banking institutions named therein.

*	Denotes filed herewith.